Exhibit 99.01

Valero Energy Reports First Quarter 2021 Results

•Reported a net loss attributable to Valero stockholders of $704 million, or $1.73 per share, including estimated excess energy cost of $579 million, or $1.15 per share, related to impacts from Winter Storm Uri
•Returned $400 million in cash to stockholders through dividends and declared a regular quarterly cash dividend of $0.98 per share
•Announced the development of a large-scale carbon capture and storage project with BlackRock and Navigator
•Announced the sale of a partial interest in the Pasadena marine terminal joint venture (MVP Terminalling) for $270 million

SAN ANTONIO, April 22, 2021 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported a net loss attributable to Valero stockholders of $704 million, or $1.73 per share, for the first quarter of 2021, compared to a net loss of $1.9 billion, or $4.54 per share, for the first quarter of 2020. The operating loss in the first quarter of 2021 includes estimated excess energy costs of $579 million, or $1.15 per share, related to impacts from Winter Storm Uri. Excluding the adjustments shown in the accompanying earnings release tables, adjusted net income attributable to Valero stockholders for the first quarter of 2020 was $140 million, or $0.34 per share. First quarter 2020 adjusted results exclude an after-tax lower of cost or market, or LCM, inventory valuation adjustment of approximately $2.0 billion.

“Winter Storm Uri impacted operations and operating costs of many facilities in the U.S. Gulf Coast and U.S. Mid-Continent regions, including our facilities,” said Joe Gorder, Valero Chairman and Chief Executive Officer. “I am very proud of our team for safely managing the utilities curtailments and the freeze by idling or shutting down the affected facilities and resuming operations without incident.”

Refining
The refining segment reported a $592 million operating loss for the first quarter of 2021, compared to an operating loss of $2.1 billion for the first quarter of 2020. The first quarter 2021 adjusted operating loss was $554 million, compared to adjusted operating income of $329 million in the first quarter of 2020, which excludes the LCM inventory valuation adjustment. The operating loss for the first quarter of 2021 includes estimated excess energy costs of $525 million related to impacts from Winter Storm Uri. Refinery throughput volumes averaged 2.4 million barrels per day in the first quarter of 2021, which was 414 thousand barrels per day lower than the first quarter of 2020.

“We are encouraged by the substantial increase in products demand and refining margins in the last three months,” said Gorder. “In fact, we achieved positive operating income and operating cash flow in March.”

Renewable Diesel
The renewable diesel segment, which consists of the Diamond Green Diesel (DGD) joint venture, reported $203 million of operating income for the first quarter of 2021, compared to $198 million for the first quarter of 2020. Renewable diesel sales volumes averaged 867 thousand gallons per day in the first quarter of 2021.

“We are leveraging our global liquid fuels platform to continue expanding our long-term competitive advantage in renewables,” said Gorder. “Valero’s operational expertise and commercial strength is demonstrated by the record operating income and renewable diesel margin by this segment in the first quarter of 2021.”

Ethanol
The ethanol segment reported a $56 million operating loss for the first quarter of 2021, compared to an operating loss of $197 million for the first quarter of 2020. The operating loss for the first quarter of 2021 includes estimated excess energy costs of $54 million related to impacts from Winter Storm Uri. First quarter 2020 adjusted operating loss was $69 million, which excludes the LCM inventory valuation adjustment. Ethanol production volumes averaged 3.6 million gallons per day in the first quarter of 2021, which was 541 thousand gallons per day lower than the first quarter of 2020.

Corporate and Other
General and administrative expenses were $208 million in the first quarter of 2021, compared to $177 million in the first quarter of 2020. The effective tax rate for the first quarter of 2021 was 19 percent.

Investing and Financing Activities
Capital investments totaled $582 million in the first quarter of 2021, of which $333 million was for sustaining the business, including costs for turnarounds, catalysts and regulatory compliance. Excluding capital investments attributable to our partner’s 50 percent share of DGD and those related to other variable interest entities, capital investments attributable to Valero were $479 million.

Net cash used in operating activities was $52 million in the first quarter of 2021. Included in this amount was a $184 million favorable impact from working capital and $108 million associated with our joint venture partner’s share of DGD’s net cash provided by operating activities, excluding changes in DGD’s working capital. Excluding these items, adjusted net cash used in operating activities was $344 million.

Valero returned $400 million to stockholders through dividends in the first quarter of 2021.

Valero continues to target a long-term total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by net cash provided by operating activities adjusted for changes in working capital and DGD’s net cash provided by operating activities, excluding changes in its working capital, attributable to our joint venture partner’s ownership interest in DGD.

Liquidity and Financial Position
Valero ended the first quarter of 2021 with $14.7 billion of total debt and finance lease obligations and $2.3 billion of cash and cash equivalents. The debt to capitalization ratio, net of cash and cash equivalents, was 40 percent as of March 31, 2021.

Strategic Update
Valero continues to evaluate and pursue economic projects that lower the carbon intensity of its products. Valero announced that it is partnering with BlackRock and Navigator for a large-scale carbon capture and storage system in the U.S. Midwest that would capture and store carbon dioxide (CO2) from eight of Valero’s ethanol plants, making a lower carbon intensity ethanol product to be marketed in low carbon fuel markets. The system is expected to be capable of storing 5 million metric tonnes of CO2 per year.

In addition, Valero and its joint venture partner continue to steadily expand DGD’s capacity to produce low carbon intensity renewable diesel. The DGD plant expansion at St. Charles (DGD 2), which is expected to increase renewable diesel production by 400 million gallons per year, is on track to be completed and operational in the middle of the fourth quarter of 2021. The St. Charles expansion will also provide the capability to market 30 million gallons per year of renewable naphtha into low carbon fuel markets. The new DGD plant at Port Arthur (DGD 3), which is expected to produce 470 million gallons per year of renewable diesel, is expected to commence operations in the second half of 2023, increasing DGD’s total annual production capacity to approximately 1.2 billion gallons of renewable diesel and 50 million gallons of renewable naphtha.

Refinery optimization projects that are expected to reduce cost and improve margin capture, are progressing on schedule. The Pembroke Cogen project is on track to be completed in the third quarter of 2021 and the Port Arthur Coker project is expected to be completed in 2023.

On April 19, Valero sold a 24.99 percent membership interest in its Pasadena marine terminal joint venture for $270 million. Valero will retain a 25.01 percent interest in the joint venture.

Capital investments attributable to Valero are forecasted to be $2.0 billion in 2021, of which approximately 60 percent is for sustaining the business and approximately 40 percent is for growth projects. Over half of Valero’s 2021 growth capital is allocated to expanding the renewable diesel business.

“Continued improvement in product demand and refining margins supports a positive outlook for our refining business,” said Gorder. “Those improvements coupled with our growth strategy and operational expertise in low carbon renewable fuels, further strengthens Valero’s long-term competitive advantage.”

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries (collectively, “Valero”), is an international manufacturer and marketer of transportation fuels and petrochemical products. Valero is a Fortune 50 company based in San Antonio, Texas, and it operates 15 petroleum refineries with a combined throughput capacity of approximately 3.2 million barrels per day and 13 ethanol plants with a combined production capacity of approximately 1.69 billion gallons per year. The petroleum refineries are located in the United States (“U.S.”), Canada and the United Kingdom (“U.K.”), and the ethanol plants are located in the Mid-Continent region of the U.S. Valero is also a joint venture partner in Diamond Green Diesel, which owns and operates a renewable diesel plant in Norco, Louisiana. Diamond Green Diesel is North America’s largest biomass-based diesel plant. Valero sells its products in the wholesale rack or bulk markets in the U.S., Canada, the U.K., Ireland and Latin America. Approximately 7,000 outlets carry Valero’s brand names. Please visit www.investorvalero.com for more information.

Valero Contacts
Investors:
Homer Bhullar, Vice President – Investor Relations, 210-345-1982
Eric Herbort, Senior Manager – Investor Relations, 210-345-3331
Gautam Srivastava, Senior Manager – Investor Relations, 210-345-3992

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” “forecast,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing and other factors, including but not limited to the impacts of COVID-19. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission and available on Valero’s website at www.valero.com.

COVID-19 Disclosure
The global pandemic has significantly reduced global economic activity and resulted in airlines dramatically cutting back on flights and a decrease in motor vehicle use. As a result, there has also been a decline in the demand for, and thus also the market prices of, crude oil and certain of our products, particularly our refined petroleum products. Many uncertainties remain with respect to COVID-19, including its resulting economic effects and any future recovery, and we are unable to predict the ultimate economic impacts from COVID-19, how quickly national economies can recover once the pandemic subsides, the timing or effectiveness of the vaccine distribution, or whether any recovery will ultimately experience a reversal or other setbacks. However, the adverse impact of the economic effects on us has been and will likely continue to be significant. We believe we have proactively addressed many of the known impacts of COVID-19 to the extent possible and will strive to continue to do so, but there can be no guarantee that these measures will be fully effective. For more information, see our annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income (loss) attributable to Valero stockholders, adjusted earnings (loss) per common share – assuming dilution, refining margin, renewable diesel margin, ethanol margin, adjusted refining operating income (loss), adjusted ethanol operating income (loss), adjusted net cash provided by operating activities, and capital investments attributable to Valero. These non-GAAP financial measures have been included to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. Note (d) to the earnings release tables provides reasons for the use of these non-GAAP financial measures.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Statement of income data
Revenues	$20,806	$22,102
Cost of sales:
Cost of materials and other (a)	18,992	19,952
Lower of cost or market (LCM) inventory valuation adjustment (b)	—	2,542
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,656	1,124
Depreciation and amortization expense	566	569
Total cost of sales	21,214	24,187
Other operating expenses	38	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	208	177
Depreciation and amortization expense	12	13
Operating loss	(666)	(2,277)
Other income, net	45	32
Interest and debt expense, net of capitalized interest	(149)	(125)
Loss before income tax benefit	(770)	(2,370)
Income tax benefit	(148)	(616)
Net loss	(622)	(1,754)
Less: Net income attributable to noncontrolling interests	82	97
Net loss attributable to Valero Energy Corporation stockholders	$(704)	$(1,851)

Loss per common share	$(1.73)	$(4.54)
Weighted-average common shares outstanding (in millions)	407	408

Loss per common share – assuming dilution	$(1.73)	$(4.54)
Weighted-average common shares outstanding – assuming dilution (in millions) (c)	407	408

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Renewable Diesel	Ethanol	Corporate and Eliminations	Total
Three months ended March 31, 2021
Revenues:
Revenues from external customers	$19,469	$352	$985	$—	$20,806
Intersegment revenues	3	79	60	(142)	—
Total revenues	19,472	431	1,045	(142)	20,806
Cost of sales:
Cost of materials and other (a)	18,022	187	924	(141)	18,992
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,471	29	156	—	1,656
Depreciation and amortization expense	533	12	21	—	566
Total cost of sales	20,026	228	1,101	(141)	21,214
Other operating expenses	38	—	—	—	38
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	208	208
Depreciation and amortization expense	—	—	—	12	12
Operating income (loss) by segment	$(592)	$203	$(56)	$(221)	$(666)

Three months ended March 31, 2020
Revenues:
Revenues from external customers	$20,985	$306	$811	$—	$22,102
Intersegment revenues	2	53	64	(119)	—
Total revenues	20,987	359	875	(119)	22,102
Cost of sales:
Cost of materials and other	19,127	130	813	(118)	19,952
LCM inventory valuation adjustment (b)	2,414	—	128	—	2,542
Operating expenses (excluding depreciation and amortization expense reflected below)	995	20	109	—	1,124
Depreciation and amortization expense	536	11	22	—	569
Total cost of sales	23,072	161	1,072	(118)	24,187
Other operating expenses	2	—	—	—	2
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	177	177
Depreciation and amortization expense	—	—	—	13	13
Operating income (loss) by segment	$(2,087)	$198	$(197)	$(191)	$(2,277)

See Operating Highlights by Segment beginning on Table Page 7.
See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of net loss attributable to Valero Energy Corporation stockholders to adjusted net income (loss) attributable to Valero Energy Corporation stockholders
Net loss attributable to Valero Energy Corporation stockholders	$(704)	$(1,851)
Adjustments:
LCM inventory valuation adjustment (b)	—	2,542
Income tax benefit related to the LCM inventory valuation adjustment	—	(551)
LCM inventory valuation adjustment, net of taxes	—	1,991
Adjusted net income (loss) attributable to Valero Energy Corporation stockholders	$(704)	$140

Reconciliation of loss per common share – assuming dilution to adjusted earnings (loss) per common share – assuming dilution
Loss per common share – assuming dilution (c)	$(1.73)	$(4.54)
Adjustments:
LCM inventory valuation adjustment (b)	—	4.88
Adjusted earnings (loss) per common share – assuming dilution (c)	$(1.73)	$0.34

See Notes to Earnings Release Tables beginning on Table Page 16.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of operating income (loss) by segment to segment margin, and reconciliation of operating income (loss) by segment to adjusted operating income (loss) by segment
Refining segment
Refining operating loss	$(592)	$(2,087)
Adjustments:
LCM inventory valuation adjustment (b)	—	2,414
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	1,471	995
Depreciation and amortization expense	533	536
Other operating expenses	38	2
Refining margin	$1,450	$1,860

Refining operating loss	$(592)	$(2,087)
Adjustments:
LCM inventory valuation adjustment (b)	—	2,414
Other operating expenses	38	2
Adjusted refining operating income (loss)	$(554)	$329

Renewable diesel segment
Renewable diesel operating income	$203	$198
Adjustments:
Operating expenses (excluding depreciation and amortization expense reflected below)	29	20
Depreciation and amortization expense	12	11
Renewable diesel margin	$244	$229

Ethanol segment
Ethanol operating loss	$(56)	$(197)
Adjustments:
LCM inventory valuation adjustment (b)	—	128
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	156	109
Depreciation and amortization expense	21	22
Ethanol margin	$121	$62

Ethanol operating loss	$(56)	$(197)
Adjustment: LCM inventory valuation adjustment (b)	—	128
Adjusted ethanol operating loss	$(56)	$(69)

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (e)

U.S. Gulf Coast region
Refining operating loss	$(508)	$(942)
Adjustments:
LCM inventory valuation adjustment (b)	—	1,113
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	994	558
Depreciation and amortization expense	332	334
Other operating expenses	31	—
Refining margin	$849	$1,063

Refining operating loss	$(508)	$(942)
Adjustments:
LCM inventory valuation adjustment (b)	—	1,113
Other operating expenses	31	—
Adjusted refining operating income (loss)	$(477)	$171

U.S. Mid-Continent region
Refining operating loss	$(10)	$(220)
Adjustments:
LCM inventory valuation adjustment (b)	—	283
Operating expenses (excluding depreciation and amortization expense reflected below) (a)	190	164
Depreciation and amortization expense	84	83
Other operating expenses	7	—
Refining margin	$271	$310

Refining operating loss	$(10)	$(220)
Adjustments:
LCM inventory valuation adjustment (b)	—	283
Other operating expenses	7	—
Adjusted refining operating income (loss)	$(3)	$63

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (d)
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of refining segment operating income (loss) to refining margin (by region), and reconciliation of refining
segment operating income (loss) to adjusted refining
segment operating income (loss) (by region) (e)
(continued)

North Atlantic region
Refining operating income (loss)	$55	$(714)
Adjustments:
LCM inventory valuation adjustment (b)	—	874
Operating expenses (excluding depreciation and amortization expense reflected below)	140	141
Depreciation and amortization expense	52	53
Other operating expenses	—	2
Refining margin	$247	$356

Refining operating income (loss)	$55	$(714)
Adjustments:
LCM inventory valuation adjustment (b)	—	874
Other operating expenses	—	2
Adjusted refining operating income	$55	$162

U.S. West Coast region
Refining operating loss	$(129)	$(211)
Adjustments:
LCM inventory valuation adjustment (b)	—	144
Operating expenses (excluding depreciation and amortization expense reflected below)	147	132
Depreciation and amortization expense	65	66
Refining margin	$83	$131

Refining operating loss	$(129)	$(211)
Adjustment: LCM inventory valuation adjustment (b)	—	144
Adjusted refining operating loss	$(129)	$(67)

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	354	360
Medium/light sour crude oil	275	252
Sweet crude oil	1,143	1,538
Residuals	192	235
Other feedstocks	102	100
Total feedstocks	2,066	2,485
Blendstocks and other	344	339
Total throughput volumes	2,410	2,824

Yields (thousand barrels per day)
Gasolines and blendstocks	1,191	1,317
Distillates	894	1,046
Other products (f)	352	478
Total yields	2,437	2,841

Operating statistics (a) (d) (g)
Refining margin (from Table Page 4)	$1,450	$1,860
Adjusted refining operating income (loss) (from Table Page 4)	$(554)	$329
Throughput volumes (thousand barrels per day)	2,410	2,824

Refining margin per barrel of throughput	$6.68	$7.24
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	6.78	3.87
Depreciation and amortization expense per barrel of throughput	2.46	2.09
Adjusted refining operating income (loss) per barrel of throughput	$(2.56)	$1.28

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RENEWABLE DIESEL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating statistics (d) (g)
Renewable diesel margin (from Table Page 4)	$244	$229
Renewable diesel operating income (from Table Page 4)	$203	$198
Sales volumes (thousand gallons per day)	867	867

Renewable diesel margin per gallon of sales	$3.13	$2.90
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of sales	0.38	0.24
Depreciation and amortization expense per gallon of sales	0.14	0.15
Renewable diesel operating income per gallon of sales	$2.61	$2.51

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating statistics (a) (d) (g)
Ethanol margin (from Table Page 4)	$121	$62
Adjusted ethanol operating loss (from Table Page 4)	$(56)	$(69)
Production volumes (thousand gallons per day)	3,562	4,103

Ethanol margin per gallon of production	$0.38	$0.16
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.49	0.29
Depreciation and amortization expense per gallon of production	0.06	0.05
Adjusted ethanol operating loss per gallon of production	$(0.17)	$(0.18)

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating statistics by region (e)
U.S. Gulf Coast region (a) (d) (g)
Refining margin (from Table Page 5)	$849	$1,063
Adjusted refining operating income (loss) (from Table Page 5)	$(477)	$171
Throughput volumes (thousand barrels per day)	1,514	1,670

Refining margin per barrel of throughput	$6.23	$7.00
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	7.29	3.67
Depreciation and amortization expense per barrel of throughput	2.44	2.20
Adjusted refining operating income (loss) per barrel of throughput	$(3.50)	$1.13

U.S. Mid-Continent region (a) (d) (g)
Refining margin (from Table Page 5)	$271	$310
Adjusted refining operating income (loss) (from Table Page 5)	$(3)	$63
Throughput volumes (thousand barrels per day)	385	431

Refining margin per barrel of throughput	$7.82	$7.90
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	5.49	4.19
Depreciation and amortization expense per barrel of throughput	2.41	2.11
Adjusted refining operating income (loss) per barrel of throughput	$(0.08)	$1.60

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating statistics by region (e) (continued)
North Atlantic region (d) (g)
Refining margin (from Table Page 6)	$247	$356
Adjusted refining operating income (from Table Page 6)	$55	$162
Throughput volumes (thousand barrels per day)	320	487

Refining margin per barrel of throughput	$8.57	$8.02
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	4.87	3.17
Depreciation and amortization expense per barrel of throughput	1.78	1.19
Adjusted refining operating income per barrel of throughput	$1.92	$3.66

U.S. West Coast region (d) (g)
Refining margin (from Table Page 6)	$83	$131
Adjusted refining operating loss (from Table Page 6)	$(129)	$(67)
Throughput volumes (thousand barrels per day)	191	236

Refining margin per barrel of throughput	$4.81	$6.12
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput	8.56	6.16
Depreciation and amortization expense per barrel of throughput	3.79	3.07
Adjusted refining operating loss per barrel of throughput	$(7.54)	$(3.11)

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2021	2020
Refining
Feedstocks (dollars per barrel)
Brent crude oil	$61.09	$50.90
Brent less West Texas Intermediate (WTI) crude oil	3.26	4.92
Brent less Alaska North Slope (ANS) crude oil	0.33	(0.50)
Brent less Louisiana Light Sweet (LLS) crude oil	1.11	2.76
Brent less Argus Sour Crude Index (ASCI) crude oil	2.99	5.01
Brent less Maya crude oil	4.70	9.74
LLS crude oil	59.98	48.14
LLS less ASCI crude oil	1.88	2.25
LLS less Maya crude oil	3.59	6.98
WTI crude oil	57.84	45.98

Natural gas (dollars per million British Thermal Units)	19.66	1.82

Products (dollars per barrel)
U.S. Gulf Coast:
Conventional Blendstock of Oxygenate Blending (CBOB) gasoline less Brent	10.12	2.37
Ultra-low-sulfur (ULS) diesel less Brent	10.19	11.26
Propylene less Brent	18.50	(21.04)
CBOB gasoline less LLS	11.23	5.13
ULS diesel less LLS	11.30	14.02
Propylene less LLS	19.61	(18.28)
U.S. Mid-Continent:
CBOB gasoline less WTI	14.82	7.69
ULS diesel less WTI	17.21	17.31
North Atlantic:
CBOB gasoline less Brent	11.56	4.28
ULS diesel less Brent	11.89	14.29
U.S. West Coast:
California Reformulated Gasoline Blendstock of Oxygenate Blending (CARBOB) 87 gasoline less ANS	14.56	7.82
California Air Resources Board (CARB) diesel less ANS	14.14	17.22
CARBOB 87 gasoline less WTI	17.49	13.24
CARB diesel less WTI	17.07	22.64

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended March 31,
	2021	2020
Renewable diesel
New York Mercantile Exchange ULS diesel (dollars per gallon)	$1.74	$1.55
Biodiesel Renewable Identification Number (RIN) (dollars per RIN)	1.18	0.46
California Low-Carbon Fuel Standard (dollars per metric ton)	195.30	206.03
Chicago Board of Trade (CBOT) soybean oil (dollars per pound)	0.48	0.30

Ethanol
CBOT corn (dollars per bushel)	5.39	3.74
New York Harbor ethanol (dollars per gallon)	1.78	1.33

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

	March 31, 2021	December 31, 2020
Balance sheet data
Current assets	$17,591	$15,844
Cash and cash equivalents included in current assets	2,254	3,313
Inventories included in current assets	5,881	6,038
Current liabilities	12,307	9,283
Current portion of debt and finance lease obligations included in current liabilities	734	723
Debt and finance lease obligations, less current portion	13,930	13,954
Total debt and finance lease obligations	14,664	14,677
Valero Energy Corporation stockholders’ equity	17,801	18,801

	Three Months Ended March 31,
	2021	2020
Reconciliation of net cash used in operating activities to adjusted net cash provided by (used in) operating activities (d)
Net cash used in operating activities	$(52)	$(49)
Exclude:
Changes in current assets and current liabilities	184	(1,107)
Diamond Green Diesel LLC’s (DGD) adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	108	104
Adjusted net cash provided by (used in) operating activities	$(344)	$954

	Three Months Ended March 31,
	2021	2020
Dividends per common share	$0.98	$0.98

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 14

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of total capital investments to capital investments attributable to Valero (d)
Capital expenditures (excluding variable interest entities (VIEs))	$160	$299
Capital expenditures of VIEs:
DGD	153	74
Other VIEs	26	62
Deferred turnaround and catalyst cost expenditures (excluding VIEs)	230	309
Deferred turnaround and catalyst cost expenditures of DGD	1	4
Investments in unconsolidated joint ventures	12	19
Total capital investments	582	767
Adjustments:
DGD’s capital investments attributable to our joint venture partner	(77)	(39)
Capital expenditures of other VIEs	(26)	(62)
Capital investments attributable to Valero	$479	$666

See Notes to Earnings Release Tables beginning on Table Page 16.
Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)In mid-February 2021, many of our refineries and plants were impacted to varying extents by the severe cold, utility disruptions, and higher energy costs resulting from Winter Storm Uri. The higher energy costs were driven by an increase in the prices of natural gas and electricity that significantly exceeded rates that we consider normal, such as the average rates we incurred the month preceding the storm. As a result, our operating loss for the three months ended March 31, 2021 includes estimated excess energy costs of $579 million ($1.15 per share).

The above-mentioned pre-tax estimated excess energy charge is reflected in our statement of income line items and attributable to our reportable segments as follows (in millions):

	Refining	Renewable Diesel	Ethanol	Total
Cost of materials and other	$47	$—	$—	$47
Operating expenses (excluding depreciation and amortization expense)	478	—	54	532
Total estimated excess energy costs	$525	$—	$54	$579

The estimated excess energy costs attributable to our refining segment are associated with the refining segment regions as follows (in millions, except per barrel amounts):

	U.S. Gulf Coast	U.S. Mid- Continent	Other Regions Combined	Refining Segment
Cost of materials and other	$45	$2	$—	$47
Operating expenses (excluding depreciation and amortization expense)	437	38	3	478
Total estimated excess energy costs	$482	$40	$3	$525

Effect of estimated excess energy costs on operating statistics (g)
Refining margin per barrel of throughput (d)	$0.33	$0.06	n/a	$0.22
Operating expenses (excluding depreciation and amortization expense) per barrel of throughput	3.21	1.11	n/a	2.21
Adjusted refining operating income (loss) per barrel of throughput (d)	$3.54	$1.17	n/a	$2.43

The estimated excess energy costs attributable to our ethanol segment affected that segment’s operating statistics of “operating expenses (excluding depreciation and amortization expenses) per gallon of production” and “adjusted operating loss per gallon of production” by $0.16 (see note (d) below).

(b)The market value of our inventories accounted for under the last-in, first-out method fell below their historical cost on an aggregate basis as of March 31, 2020. As a result, we recorded an LCM inventory valuation adjustment of $2.5 billion in March 2020. Of the $2.5 billion adjustment, $2.4 billion and $128 million are attributable to our refining and ethanol segments, respectively.

(c)Common equivalent shares have been excluded from the computation of loss per common share – assuming dilution for the three months ended March 31, 2021 and 2020, and adjusted loss per common share – assuming dilution for the three months ended March 31, 2021, as the effect of including such shares would be antidilutive.

Common equivalent shares have been included in the computation of adjusted earnings per common share – assuming dilution for the three months ended March 31, 2020, as the effect of including such shares is dilutive. Weighted-average shares outstanding – assuming dilution used to calculate adjusted earnings per common share – assuming dilution is 409 million shares.

Table Page 16

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(d)We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. GAAP and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods after adjusting for certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦Adjusted net income (loss) attributable to Valero Energy Corporation stockholders is defined as net loss attributable to Valero Energy Corporation stockholders adjusted to exclude the effect of the LCM inventory valuation adjustment, which is described in note (b), and its related income tax effect. The LCM inventory valuation adjustment is the result of the market value of our inventories as of March 31, 2020 falling below their historical cost, with the decline in market value resulting from the decline in product market prices associated with the negative economic impacts from COVID-19. The adjustment obscures our financial performance because it does not result from decisions made by us; therefore, we have excluded the adjustment from adjusted net income attributable to Valero Energy Corporation stockholders.

◦Adjusted earnings (loss) per common share – assuming dilution is defined as adjusted net income (loss) attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution (see note (c)).

◦Refining margin is defined as refining segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), depreciation and amortization expense, and other operating expenses. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Renewable diesel margin is defined as renewable diesel segment operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe renewable diesel margin is an important measure of our renewable diesel segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Ethanol margin is defined as ethanol segment operating loss excluding the LCM inventory valuation adjustment (see note (b)), operating expenses (excluding depreciation and amortization expense), and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦Adjusted refining operating income (loss) is defined as refining segment operating income (loss) excluding the LCM inventory valuation adjustment (see note (b)) and other operating expenses. We believe adjusted refining operating income (loss) is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.
◦Adjusted ethanol operating loss is defined as ethanol segment operating loss excluding the LCM inventory valuation adjustment (see note (b)). We believe this is an important measure of our ethanol segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

Table Page 17

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
◦Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding the items noted below. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities. The basis for our belief with respect to each excluded item is provided below.

–Changes in current assets and current liabilities – Current assets net of current liabilities represents our operating liquidity. We believe that the change in our operating liquidity from period to period does not represent cash generated by our operations that is available to fund our investing and financing activities.

–DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD – We are a 50/50 joint venture partner in Diamond Green Diesel Holdings LLC (DGD) and we consolidate DGD’s financial statements. Our renewable diesel segment includes the operations of DGD and the associated activities to market renewable diesel. Because we consolidate DGD’s financial statements, all of DGD’s net cash provided by operating activities (or operating cash flow) is included in our consolidated net cash provided by operating activities.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Nevertheless, DGD’s operating cash flow is effectively attributable to each partner and only 50 percent of DGD’s operating cash flow should be attributed to our net cash provided by operating activities. Therefore, we have adjusted our net cash provided by operating activities for the portion of DGD’s operating cash flow attributable to our joint venture partner’s ownership interest because we believe that it more accurately reflects the operating cash flow available to us to fund our investing and financing activities. The adjustment is calculated as follows (in millions):

	Three Months Ended March 31,
	2021	2020
DGD operating cash flow data
Net cash provided by operating activities	$207	$167
Exclude: changes in current assets and current liabilities	(9)	(40)
Adjusted net cash provided by operating activities	216	207
Our partner’s ownership interest	50%	50%
DGD’s adjusted net cash provided by operating activities attributable to our joint venture partner’s ownership interest in DGD	$108	$104

◦Capital investments attributable to Valero is defined as all capital expenditures, deferred turnaround and catalyst cost expenditures, and investments in unconsolidated joint ventures presented in our consolidated statements of cash flows, excluding the portion of DGD’s capital investments attributable to our joint venture partner and all of the capital expenditures of other VIEs.

DGD’s partners use DGD’s operating cash flow (excluding changes in its current assets and current liabilities) to fund its capital investments rather than distribute all of that cash to themselves. Because DGD’s operating cash flow is effectively attributable to each partner, only 50 percent of DGD’s capital investments should be attributed to our net share of total capital investments. We also exclude the capital expenditures of our other consolidated VIEs because we do not operate those VIEs. We believe capital investments attributable to Valero is an important measure because it more accurately reflects our capital investments.

(e)The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

Table Page 18

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)
(f)Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(g)Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput, per gallon of sales, and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, sales volumes, and production volumes for the period, as applicable.

Throughput volumes, sales volumes, and production volumes are calculated by multiplying throughput volumes per day, sales volumes per day, and production volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period. We use throughput volumes, sales volumes, and production volumes for the refining segment, renewable diesel segment, and ethanol segment, respectively, due to their general use by others who operate facilities similar to those included in our segments. We believe the use of such volumes results in per unit amounts that are most representative of the product margins generated and the operating costs incurred as a result of our operation of those facilities.
Table Page 19